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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 dated December 23, 1997 of NationsBank Corporation of our report dated January 10, 1997, which appears on page 48 of the 1996 Annual report to Shareholders of NationsBank Corporation, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "INDEPENDENT ACCOUNTANTS" in such Prospectus.




/S/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Charlotte, North Carolina
December 23, 1997